PROSPECTUS Dated March 26, 1998                             Amendment No. 2 to
PROSPECTUS SUPPLEMENT                             Pricing Supplement No. 59 to
Dated April 6, 1998                       Registration Statement No. 333-46935
                                                          Dated March 15, 1999
                                                                Rule 424(b)(3)

                                $37,089,000
                     Morgan Stanley Dean Witter & Co.
                        MEDIUM-TERM NOTES, SERIES D

                               ------------

                  EQUITY-LINKED NOTES DUE APRIL 14, 2005
                               based on the
           Dow Jones EURO STOXX 50(SM) and Nikkei Stock Average


Each note will pay 100% of its principal amount of $3,000 on the maturity date. The notes will also pay a supplemental redemption amount, which may be zero. The supplemental redemption amount will be based on the performance over the life of the notes of a basket of indices consisting of the Dow Jones EURO STOXX 50(SM) and the Nikkei Stock Average, weighted equally. The performance of each index will be based on the arithmetic average of its values on 24 quarterly determination dates compared to its value on the day we issue the notes. We refer to the Nikkei Stock Average as Nikkei 225.

o The issue price of each note is $2,790 (93.0% of the principal amount).

o We will not pay interest on the notes.

o At maturity, you will receive the principal amount of $3,000 per note plus any supplemental redemption amount.

o The supplemental redemption amount will be based on the performance over the life of the notes of a basket of indices, consisting of the Dow Jones
  EURO STOXX 50(SM) and Nikkei 225, weighted equally. The performance of the basket will be measured by the percentage change (positive or negative) of each index. The percentage change of each index will be calculated by comparing the arithmetic average of the index's values on 24 quarterly determination dates to the index's value on the day we issue the notes.

o If the percentage change in the basket is positive, we will pay you a supplemental redemption amount equal to $3,000 times the percentage change in the basket. If the percentage change in the basket is negative or if there is no change, then you will not receive any supplemental redemption amount.

o Investing in this note is not equivalent to investing in the stocks included in the Dow Jones EURO STOXX 50(SM) and Nikkei 225.

o We will issue the notes in bearer form only. You may not exchange notes in bearer form at any time for notes in registered form.

o We will apply to the London Stock Exchange Limited for the notes to be admitted to the Official List.

We may not redeem these notes prior to the maturity date other than under the circumstance described under "Description of Notes--Tax Redemption--Special Tax Redemption of Bearer Notes" in the accompanying prospectus supplement. We will not redeem the notes under the circumstances described under "Description of Notes -- Tax Redemption -- All Notes" in the accompanying prospectus supplement, nor will we pay any additional amounts to the holder under the circumstances described under "Description of Notes--Payment of Additional Amounts" in the accompanying prospectus supplement.

The effective date of the New Regulations (as defined in "United States Federal Taxation--Backup Withholding" in the accompanying Prospectus Supplement) has been changed so that the New Regulations will apply to payments made after December 31, 1999.

You should read the more detailed description of the notes in this Pricing Supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes." "Dow Jones EURO STOXX 50(SM)" is a service mark of Dow Jones & Company, Inc.

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-5.

                           PRICE 93.0% PER NOTE
                              ---------------

                        MORGAN STANLEY DEAN WITTER




                   (This page intentionally left blank)




                       SUMMARY OF PRICING SUPPLEMENT

               The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                                   The Notes

Each note costs $2,790             We, Morgan Stanley Dean Witter & Co.,
                                   are offering you our Equity-Linked
                                   Notes due April 14, 2005 based on the
                                   Dow Jones EURO STOXX 50(SM) and the
                                   Nikkei Stock Average.  The issue
                                   price of each note is $2,790.  The
                                   principal amount of each note is
                                   $3,000.  We will pay you at least the
                                   principal amount of $3,000 at
                                   maturity.

If the aggregate value of the      At maturity, we will pay a supplemental
two indices goes up, you will      redemption amount based on the
receive an additional              performance over the life of the notes
amount at maturity                 of a basket of two indices consisting of
                                   the Dow Jones EURO STOXX 50(SM) and
                                   Nikkei 225, weighted equally.  The
                                   performance of the basket will be
                                   measured by the percentage change
                                   (positive or negative) of each index.
                                   The percentage change of each index
                                   will be calculated by comparing the
                                   arithmetic average of the index's
                                   values on 24 quarterly determination
                                   dates to the index's value on the day
                                   we issue the notes.

                                   If the percentage change in the
                                   basket is positive, we will pay you a
                                   supplemental redemption amount equal
                                   to $3,000 times the percentage change
                                   in the basket.  If the percentage
                                   change in the basket is negative or
                                   if there is no change, then you will
                                   not receive any supplemental
                                   redemption amount, but you will still
                                   receive 100% of the principal amount
                                   of the note.

                                   Because the percentage change of each
                                   index is calculated separately,
                                   increases in one index could be
                                   offset by decreases in the other
                                   index.

                                   The supplemental redemption amount
                                   can be calculated using the following
                                   formula:

         [    (      DJES 50            DJES 50   )       (     Nikkei 225         Nikkei 225 )]
         [    (Average Index Value - Initial Value)       (Average Index Value - Initial Value)]
$3,000 x [1/2 (-----------------------------------) + 1/2 (-----------------------------------)]
         [    (       DJES 50 Initial Value       )       (      Nikkei 225 Initial Value     )]

                                   ; provided that the supplemental
                                   redemption amount will not be less
                                   than zero.

                                   The initial value of each index will
                                   be the closing value of that index on
                                   the day we issue the notes.

                                   The average index value of each index
                                   will equal the arithmetic average of
                                   the closing values of that index on
                                   24 quarterly determination dates.
                                   The determination dates are each
                                   January 30, April 30, July 30 and
                                   October 30, beginning April 30, 1999
                                   and ending January 30, 2005.

No coupon interest                 We will not pay you interest on the
payments                           notes.

                                   Value of the Dow Jones EURO STOXX 50(SM) and the Nikkei Stock Average

Dow Jones EURO STOXX               The last reported closing value of the
50(SM) is currently at 3,582.78    Dow Jones EURO STOXX 50(SM) on Bloomberg,
                                   LP on the date of this Pricing
                                   Supplement was 3,582.78.  You can
                                   review the publicly-reported closing
                                   values of Dow Jones EURO STOXX 50(SM)
                                   since such values were first reported
                                   on February 26, 1998 in the
                                   "Historical Information" section of
                                   this Pricing Supplement.

Nikkei 225 is currently at         The last reported value of Nikkei 225,
15,779.60                          as published by Nihon Keizai Shimbun,
                                   Inc. was 15,779.60.  You can review
                                   the publicly reported closing values
                                   of Nikkei 225 since 1994 in the
                                   "Historical Information" section of
                                   this Pricing Supplement.

                                   The historical performance of the
                                   indices should not be taken as an
                                   indication of what their values will
                                   be on the date the notes are issued
                                   or on any of the quarterly
                                   determination dates.

                                   The Calculation Agent

                                   We have appointed Morgan Stanley &
                                   Co. International Limited, which we
                                   refer to as MSIL, to act as
                                   calculation agent for The Chase
                                   Manhattan Bank (London Branch), the
                                   trustee for our senior notes.  As
                                   calculation agent, MSIL will
                                   determine the average index value of
                                   each index, the percentage change in
                                   the each of the Dow Jones EURO STOXX
                                   50(SM) and Nikkei 225 and the
                                   supplemental redemption amount.

                                   No Affiliation with STOXX Ltd. or
                                   Nihon Keizai Shimbun, Inc.

                                   Neither STOXX Ltd., the publisher of
                                   Dow Jones EURO STOXX 50(SM), nor
                                   Nihon Keizai Shimbun, Inc., the
                                   publisher of Nikkei 225, is an
                                   affiliate of ours and neither is
                                   involved with this offering in any
                                   way.  The obligations represented by
                                   these equity-linked notes are
                                   obligations of Morgan Stanley Dean
                                   Witter & Co. and not of STOXX Ltd. or
                                   Nihon Keizai Shimbun, Inc.

                                   More Information on the Notes

                                   The notes are senior notes issued as
                                   part of our Series D medium-term note
                                   program.  You can find a general
                                   description of our Series D medium-
                                   term note program in the accompanying
                                   prospectus supplement dated April 6,
                                   1998.  We describe the basic features
                                   of this type of note in the sections
                                   called "Description of Notes -- Fixed
                                   Rate Notes" and " -- Notes Linked to
                                   Commodity Prices, Single Securities,
                                   Baskets of Securities or Indices."

                                   Because this is a summary, it does
                                   not contain all of the information
                                   that may be important to you,
                                   including the specific mechanics and
                                   timing of the calculations of the
                                   average index value of each index,
                                   the percentage changes in the indices
                                   and the basket, and the supplemental
                                   redemption amount.  You should read
                                   the "Description of Notes" section in
                                   this Pricing Supplement for detailed
                                   description of the terms of the
                                   notes.  You should also read about
                                   some of the risks involved in
                                   investing in notes in the section
                                   called "Risk Factors."

                                   How to reach us

                                   You may contact us at our principal
                                   executive offices at 1585 Broadway,
                                   New York, New York 10036 (telephone
                                   number (212) 762-4000).

                               RISK FACTORS

               The notes are not secured debt and unlike ordinary debt securities do not pay interest. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.


Notes Are Not Ordinary                The terms of the notes differ from
Senior Notes                          those of ordinary debt securities in
                                      that we will not pay interest on the
                                      notes.  Because the supplemental
                                      redemption amount due at maturity may
                                      be equal to zero, the return on your
                                      investment (the effective yield to
                                      maturity) in the notes may be less
                                      than the amount which would be paid
                                      on an ordinary debt security.  The
                                      return of only the principal amount
                                      of each note at maturity will not
                                      compensate you for any loss in value
                                      due to inflation and other factors
                                      relating to the value of money over
                                      time.

Notes May Not Pay More                If the percentage change of either of
than Par at Maturity                  the two indices is negative and the
                                      percentage change of the other index
                                      is negative or insufficiently
                                      positive to counteract the negative
                                      percentage change of the first index,
                                      then the supplemental redemption
                                      amount will be zero.

Secondary Trading                     There may be little or no secondary
May Be Limited                        market for the notes.  Although we will
                                      apply to admit the notes to the
                                      Official List of the London Stock
                                      Exchange Limited, the secondary
                                      market may not provide enough
                                      liquidity to allow you to trade or
                                      sell the notes easily.

Market Price of the Notes             Several factors, many of which are
Influenced by Many                    beyond our control, will influence the
Unpredictable Factors                 value of the notes, including:

                                      o the value of each of the Dow Jones
                                        EURO STOXX 50(SM) and Nikkei 225

                                      o interest and yield rates in the market

                                      o the volatility (frequency and
                                        magnitude of changes in price) of
                                        the securities underlying each of
                                        the Dow Jones EURO STOXX 50(SM) and
                                        Nikkei 225

                                      o economic, financial, political and
                                        regulatory or judicial events that
                                        affect the securities underlying
                                        each of the Dow Jones EURO STOXX
                                        50(SM) and Nikkei 225 or stock
                                        markets generally and which may
                                        affect the average index value of
                                        each index

                                      o the time remaining to each
                                        determination date and to the
                                        maturity of the notes

                                      o the dividend rate on the stocks
                                        underlying each of the Dow Jones
                                        EURO STOXX 50(SM) and Nikkei 225

                                      o our creditworthiness

                                      These factors will influence the
                                      price that you will receive if you
                                      sell your notes prior to maturity.
                                      For example, you may have to sell
                                      your notes at a substantial discount
                                      from the principal amount if at the
                                      time of sale the average of the
                                      percentage changes (positive or
                                      negative) in the Dow Jones EURO STOXX
                                      50(SM) and Nikkei 225 (based on
                                      determination dates occurring prior
                                      to that time) is equal to, less than,
                                      or insufficiently higher than, zero
                                      or if market interest rates rise.

                                      You cannot predict the future
                                      performance of either the Dow Jones
                                      EURO STOXX 50(SM) or Nikkei 225 based
                                      on its historical performance.  We
                                      cannot guarantee that the value of
                                      either the Dow Jones EURO STOXX
                                      50(SM) or Nikkei 225 will increase,
                                      or increase sufficiently to offset
                                      any decrease in the other index, so
                                      that you will receive at maturity an
                                      amount in excess of the principal
                                      amount of the notes.

Adjustments to each of the            STOXX Ltd. is responsible for
Dow Jones EURO STOXX                  calculating and maintaining the Dow
50(SM) and Nikkei 225 Could           Jones EURO STOXX 50(SM).  STOXX Ltd.
Adversely Affect the Notes            can add, delete or substitute the stocks
                                      underlying the Dow Jones EURO STOXX
                                      50(SM) or make other methodological
                                      changes that could change the value
                                      of the Dow Jones EURO STOXX 50(SM).
                                      STOXX Ltd. may discontinue or suspend
                                      calculation or dissemination of the
                                      Dow Jones EURO STOXX 50(SM).  Any of
                                      these actions could adversely affect
                                      the value of the notes.

                                      Nihon Keizai Shimbun, Inc., or
                                      NIKKEI, is responsible for
                                      calculating and maintaining Nikkei
                                      225.  NIKKEI can add, delete or
                                      substitute the stocks underlying
                                      Nikkei 225 or make other
                                      methodological changes that could
                                      change the value of Nikkei 225.
                                      NIKKEI may discontinue or suspend
                                      calculation or dissemination of
                                      Nikkei 225.  Any of these actions
                                      could adversely affect the value of
                                      the notes.

Potential Conflicts of                As calculation agent, MSIL will
Interest between You and              calculate the amount paid to you at
the Calculation Agent                 maturity of the notes.  MSIL and other
                                      affiliates may carry out activities
                                      that minimize our risks related to
                                      notes, including trading in the
                                      individual stocks included in the Dow
                                      Jones EURO STOXX 50(SM) or Nikkei 225
                                      as well as in other instruments
                                      related to the Dow Jones EURO STOXX
                                      50(SM) or Nikkei 225.  MSIL and some
                                      of our other subsidiaries also trade
                                      the individual stocks included in the
                                      Dow Jones EURO STOXX 50(SM) or Nikkei
                                      225 and other financial instruments
                                      related to the Dow Jones EURO STOXX
                                      50(SM) or Nikkei 225 on a regular
                                      basis as part of their general
                                      broker-dealer businesses.  Any of
                                      these activities could influence
                                      MSIL's determination of calculations
                                      made with respect to the notes and,
                                      accordingly, could affect your payout
                                      on the notes.

Investment in the Notes Not           The payment of dividends on the stocks
the Same as an Investment in          which compose, or underlie, the Dow
either the Dow Jones EURO             Jones EURO STOXX 50(SM) or Nikkei 225
STOXX 50(SM) or Nikkei 225            will have no effect on the calculation
Stocks                                of the percentage change in either the
                                      Dow Jones EURO STOXX 50(SM) or Nikkei
                                      225.  Therefore, the return on your
                                      investment based on the percentage
                                      change in each of the Dow Jones EURO
                                      STOXX 50(SM) and Nikkei 225 is not
                                      the same as the total return based on
                                      the purchase of those underlying
                                      stocks held for a similar period.

Tax Treatment                         You should also consider the tax
                                      consequences of investing in the
                                      notes.  Please read carefully the
                                      section "Description of Notes--United
                                      States Federal Taxation" in this
                                      Pricing Supplement.


                           DESCRIPTION OF NOTES

               Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. In this Pricing Supplement, the "Company," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount..............     $37,089,000

Maturity Date.................     April 14, 2005

Interest Rate.................     We will not make periodic payments of
                                   interest on the Note.

Specified Currency............     U.S. Dollars

Issue Price...................     $2,790 per Note (93.0% of the principal
                                   amount)

Original Issue Date
  (Settlement Date)...........     April 14, 1999

Common Code...................     9518185

ISIN..........................     XS0095181854

Senior Note or Subordinated
  Note........................     Senior

Minimum Denominations.........     $3,000

Maturity Redemption Amount....     On the Maturity Date, you will receive (1)
                                   $3,000, the par amount of such Note,
                                   plus (2) the Supplemental Redemption
                                   Amount, if any.

                                   In this "Description of the Notes," the
                                   term "Note" refers to each $3,000
                                   principal amount of any of our Equity-
                                   Linked Notes Due April 14, 2005 based on the Dow Jones EURO STOXX 50(SM) and Nikkei 225.

Supplemental Redemption
  Amount......................     We will pay you a Supplemental Redemption
                                   Amount per Note at maturity equal to the greater of (a) zero and (b) the product of $3,000 and the Basket Change
                                   Percentage.  The Supplemental Redemption
                                   Amount is described by the following
                                   formula:

         [    (      DJES 50            DJES 50   )       (     Nikkei 225         Nikkei 225 )]
         [    (Average Index Value - Initial Value)       (Average Index Value - Initial Value)]
$3,000 x [1/2 (-----------------------------------) + 1/2 (-----------------------------------)]
         [    (       DJES 50 Initial Value       )       (      Nikkei 225 Initial Value     )]


                                   ; provided that the Supplemental Redemption
                                   Amount may not be less than zero.

                                   The Calculation Agent will calculate the Supplemental Redemption Amount on the last of the Determination Dates. The Calculation Agent will provide written notice to the Trustee at its London office, on which notice the Trustee may conclusively rely, of the Supplemental Redemption Amount, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date. See "Discontinuance of Underlying Indices; Adjustments to Underlying Indices" below.

                                   All calculations with respect to the
                                   Notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g., 9.876545% (or .9876545) would be rounded to 9.87655% (or .987655)), and all cent
                                   amounts used in or resulting from such
                                   calculation will be rounded to the
                                   nearest tenths of a cent with five
                                   tenths of a cent being rounded upwards.

Basket Change Percentage......     The sum of (A) 1/2 times the Dow Jones
                                   EURO STOXX 50(SM)  Index Change
                                   Percentage plus (B) 1/2 times Nikkei 225
                                   Change Percentage.

Dow Jones EURO STOXX 50(SM)
Index Change Percentage.......     The amount (positive or negative) by which
                                   (A) the Average Index Value of the Dow
                                   Jones EURO STOXX 50(SM) Index differs
                                   from (B) the Initial Value of the Dow
                                   Jones EURO STOXX 50(SM) Index, expressed as a percentage of such Initial Value.

Nikkei 225 Change Percentage..     The amount (positive or negative) by which
                                   (A) the Average Index Value of Nikkei
                                   225 differs from (B) the Initial Value
                                   of Nikkei 225, expressed as a percentage of such Initial Value.

Initial Value.................     With respect to any Underlying Index, the
                                   Initial Value will be equal to the value of such Underlying Index on the Initial Index
                                   Date with respect to such Underlying Index.

Initial Index Date............     The "Initial Index Date" with respect to
                                   each Underlying Index is April 14, 1999
                                   or if such date is not a Trading Day,
                                   the next following Trading Day, unless
                                   there is a Market Disruption Event on
                                   that date. If a Market Disruption Event with respect to an Underlying Index occurs on April 14, 1999 (or if that day is not a Trading Day, on the next succeeding Trading Day), then the next succeeding Trading Day during which no Market Disruption Event shall have occurred with respect to such Underlying
                                   Index will be an Initial Index Date in
                                   lieu of such date; provided that if a
                                   Market Disruption Event, with respect to such Underlying Index, has occurred on each of the five Trading Days immediately succeeding April 14, 1999, then (1) such fifth succeeding Trading
                                   Day will be deemed to be an Initial
                                   Index Date for such Underlying Index,
                                   notwithstanding the occurrence of a
                                   Market Disruption Event on such day and
                                   (2) with respect to any such fifth
                                   Trading Day on which a Market Disruption
                                   Event occurs, the Calculation Agent will determine the value of the disrupted
                                   Underlying Index on such fifth Trading
                                   Day in accordance with the formula for
                                   and method of calculating the disrupted
                                   Underlying Index last in effect prior to the commencement of the Market
                                   Disruption Event, using the closing
                                   price (or, if trading in the relevant
                                   securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the disrupted Underlying Index.

Average Index Value...........     With respect to any Underlying Index, the
                                   Average Index Value will be the arithmetic average of the Index Closing Values of such Underlying Index on each of the Determination Dates, as determined by the Calculation Agent.

Index Closing Value...........     The Index Closing Value of any Underlying
                                   Index, as of (i) the Initial Index Date or
                                   (ii) any Determination Date, will equal (a) with respect to the Dow Jones EURO STOXX
                                   50(SM) or any Successor Index (as defined below), the officially published closing price and (b) with respect to Nikkei 255 or any Successor Index (as defined below), the level at the regular official weekday close of trading, in each case, on such Initial Index Date or Determination Date. See "Discontinuance of the Underlying Indices; Adjustments to Underlying Indices."

                                   References herein to any Underlying
                                   Index will be deemed to include any
                                   Successor Index to such Underlying
                                   Index, unless the context requires
                                   otherwise.

Underlying Index..............     Either of the indices listed in the first
                                   column of the table below (which are
                                   further described herein) or any
                                   replacement index as may be chosen by
                                   the Calculation Agent as provided under
                                   "Discontinuance of Underlying Indices;
                                   Adjustments to Underlying Indices." Each such index shall herein be referred to by the term in the second column.

                                   ------------------------------------------------------------------------------
                                                                                                   Underlying
                                          Underlying          Name                                    Index
                                             Index         Used Herein          Exchange            Publisher
                                          ----------       -----------          --------            ---------
                                   ------------------------------------------------------------------------------
                                         Dow Jones EURO     Dow Jones     Eurex Stock Exchange      STOXX Ltd.
                                          STOXX 50(SM)     EURO STOXX          ("Eurex")
                                                               50(SM)
                                   ------------------------------------------------------------------------------
                                          Nikkei Stock     Nikkei 225         Nihon Keizai           NIKKEI
                                            Average                          Shimbun, Inc.
                                                                               ("NIKKEI")
                                   ------------------------------------------------------------------------------

Exchange......................     Either of the exchanges listed in the third
                                   column of the table above or their
                                   successors.

Underlying Index Publisher....     Either of the publishers listed in the
                                   fourth column of the table above or
                                   their successors.

Trading Day...................     With respect to each Underlying Index, a
                                   day on which trading is generally
                                   conducted (i) on the Exchange of such
                                   Underlying Index and (ii) on any
                                   exchange on which futures or options
                                   contracts related to such Underlying
                                   Index are traded, other than a day on
                                   which trading on such Exchange is
                                   scheduled to close prior to its regular
                                   weekday closing time, as determined by
                                   the Calculation Agent.

Determination Dates...........     The Determination Dates will be the
                                   thirtieth day of each January, April,
                                   July and October, commencing April 30,
                                   1999 and ending January 30, 2005, and,
                                   if any such date is not a Trading Day
                                   with respect to any Underlying Index,
                                   the Determination Date with respect to
                                   such Underlying Index shall be the next
                                   succeeding Trading Day, unless there is
                                   a Market Disruption Event on any such
                                   Trading Day.  If a Market Disruption
                                   Event, with respect to any Underlying
                                   Index, occurs on any such Trading Day,
                                   such Determination Date for the
                                   disrupted Underlying Index will be the
                                   immediately succeeding Trading Day
                                   during which no Market Disruption Event, related to such Underlying Index, shall have occurred; provided that if a Market
                                   Disruption Event, with respect to such
                                   Underlying Index, has occurred on each
                                   of the five Trading Days immediately
                                   succeeding any of the scheduled
                                   Determination Dates, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Determination Date for such Underlying Index, notwithstanding the occurrence of a Market Disruption
                                   Event on such day and (ii) with respect
                                   to any such fifth Trading Day on which a Market Disruption Event occurs, the
                                   Calculation Agent will determine the
                                   value of the disrupted Underlying Index
                                   on such fifth Trading Day in accordance
                                   with the formula for and method of
                                   calculating the disrupted Underlying
                                   Index last in effect prior to the
                                   commencement of the Market Disruption
                                   Event, using the closing price (or, if
                                   trading in the relevant securities has
                                   been materially suspended or materially
                                   limited, its good faith estimate of the
                                   closing price that would have prevailed
                                   but for such suspension or limitation)
                                   on such Trading Day of each security
                                   most recently comprising the disrupted
                                   Underlying Index.

Acceleration of the Notes.....     In case an Event of Default with respect to
                                   any Note shall have occurred and be
                                   continuing, the amount declared due and
                                   payable upon any acceleration of the Notes will be determined by the Calculation Agent and will be equal to 100% of the principal amount plus the Supplemental Redemption
                                   Amount determined as though each of the
                                   Determination Dates scheduled to occur on or after such date of acceleration were the date of acceleration.

Book Entry Note or Certificated
Note..........................     Book Entry

Senior Note or Subordinated
Note..........................     Senior

Trustee.......................     The Chase Manhattan Bank (London Branch)

Agent.........................     Morgan Stanley & Co. International Limited
                                   and its successors ("MSIL")

Market Disruption Event.......     "Market Disruption Event" means, with
                                   respect to each Underlying Index, the
                                   occurrence or existence of either of the following events on any Trading Day during the one-half hour period prior to closing on the Initial Index Date or on any Determination Date as determined by the Calculation Agent, any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant
                                   Exchange or otherwise), (i) on the
                                   Relevant Exchange(s) in securities that
                                   comprise 20 percent, or more of the
                                   level of the relevant Underlying Index,
                                   or (ii) in options contracts or future
                                   contracts on the relevant Underlying
                                   Index on any other exchange if, in any
                                   such case, such suspension or limitation is, in the determination of the Calculation Agent, material.

                                   For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index shall be based on a comparison of (x) the portion of the level of the Underlying Index attributable to that security relative to (y) the overall level of the Underlying Index, in each case immediately before that suspension or limitation.

                                   The Calculation Agent shall as soon as
                                   reasonably practicable  under the
                                   circumstances notify the parties of the
                                   existence of a Market Disruption Event
                                   on any day that but for the occurrence
                                   or existence of a Market Disruption
                                   Event would have been a Determination
                                   Date or Initial Index Date.

Relevant Exchange.............     "Relevant Exchange" means the primary
                                   exchange or market of trading for any
                                   security then included in the Dow Jones
                                   EURO STOXX 50(SM), Nikkei 225 or any
                                   Successor Index to either the Dow Jones
                                   EURO STOXX 50(SM) or Nikkei 225.

Tax Redemption................     The Notes will be redeemable only for an
                                   event that would trigger a  mandatory
                                   redemption of the Notes under the
                                   circumstances described under
                                   "Description of Notes--Tax Redemption--
                                   Special Tax Redemption of Bearer Notes"
                                   in the accompanying Prospectus
                                   Supplement.  The Notes will not be
                                   redeemable for an event that would
                                   trigger a discretionary redemption of
                                   the Notes under the circumstances
                                   described under "Description of Notes --
                                   Tax Redemption -- All Notes" in the
                                   accompanying Prospectus Supplement.

No Payment of Additional
Amounts.......................     MSDW will not pay any Additional Amounts,
                                   as defined under "Description of Notes--
                                   Payment of Additional Amounts" in the
                                   accompanying Prospectus Supplement, to
                                   the holder of the Notes if the net
                                   payment of the principal of and interest on the Notes and other amounts payable on the Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of a payment by the United States (or any political subdivision or taxing authority thereof or therein), is less than the amount provided for in the Notes then due and payable.

Calculation Agent.............     Morgan Stanley & Co. International Limited
                                   and its successors ("MSIL")

                                   All determinations made by the
                                   Calculation Agent will be at the sole
                                   discretion of the Calculation Agent and
                                   will, in the absence of manifest error,
                                   be conclusive for all purposes and
                                   binding on you and on us.

                                   Because the Calculation Agent is our
                                   affiliate, potential conflicts of interest may exist between the Calculation Agent, and you as the holder of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Average Index Values or whether a Market Disruption Event has occurred. See "Discontinuance of Underlying Indices; Adjustments to Underlying Indices" below and "Market Disruption Event" above. MSIL is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Note to restrict the use of information relating to the calculation of the Basket Change Percentage, each Average Index Value and the Supplemental Redemption Amount prior to the dissemination of such information. MSIL is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Underlying Indices............     We have derived all information regarding
                                   the Dow Jones EURO STOXX 50(SM)  Index
                                   and Nikkei 225 contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the respective Underlying
                                   Index Publishers.  None of the
                                   Underlying Index Publishers has any
                                   obligation to continue to publish, and
                                   may discontinue publication of, its
                                   respective Underlying Index.

                                   We or our affiliates may presently or
                                   from time to time engage in business
                                   with any of the publishers, owners,
                                   founders or creators of any of the
                                   Underlying Indices or any of their
                                   successors or one or more of the issuers of the component stocks of any of the Underlying Indices, including selling products and/or services to, purchasing products and/or services from, extending loans to making equity investments in any of such issuers or providing services to such issuers including merger and acquisition services. In the course of such business with issuers, we or our affiliates may acquire non-public information about those companies and, in addition, one or more of our affiliates may publish research reports with respect to such issuers. The statements in the preceding sentence are not intended to affect the right of holders of the Notes under the securities laws. You should undertake an independent investigation of the issuers of the component stocks of the Underlying Indices and with respect to the competency of their respective publishers to formulate and calculate the applicable Underlying Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes.

                                   The Dow Jones EURO STOXX 50(SM) Index

                                   In order to provide a definitive
                                   standard for measuring the stock market
                                   performance of the blue chip companies
                                   in the countries that joined EMU at its
                                   inception, a new index, the Dow Jones
                                   EURO STOXX 50(SM) was launched on
                                   February 26, 1998.  The Dow Jones EURO
                                   STOXX 50(SM) consists of 50(SM) stocks
                                   that are among the largest in market
                                   capitalization, highest in liquidity and are the leaders of their industrial sectors. Set forth below are the country weightings and industrial sector weightings of the securities currently included in the Dow Jones EURO STOXX 50(SM) as of March 15, 1999:

                                          Country Weightings             Industrial Sector Weightings
                                   --------------------------------    --------------------------------
                                   Germany                   29.73%    Telecom                   18.84%
                                   France                    23.30%    Insurance                 12.77%
                                   The Netherlands           21.57%    Energy                    12.32%
                                   Italy                     10.36%    Technology                 8.73%
                                   Spain                      6.73%    Bank                       8.32%
                                   Finland                    3.74%    Auto                       6.53%
                                   Belgium                    3.34%    Utility                    6.19%
                                   Ireland                    0.79%    Financial Services         5.43%
                                   Portugal                   0.45%    Consumer non-cyclical      3.74%
                                                                       Industrial                 3.31%
                                                                       Conglomerates              2.87%
                                                                       Chemical                   2.82%
                                                                       Retail                     2.82%
                                                                       Food & Beverage            2.61%
                                                                       Pharmaceutical             0.93%
                                                                       Construction               0.80%
                                                                       Media                      0.52%
                                                                       Consumer cyclical          0.46%

                                   Source: http://www.stoxx.com

                                   The Dow Jones EURO STOXX 50(SM) was
                                   created by STOXX Ltd.  ("STOXX"), a
                                   company jointly founded by Schweizer
                                   Borse, SBF-Bourse de Paris, Deutsche
                                   Borse and Dow Jones.  Publication of the
                                   Dow Jones EURO STOXX 50(SM) began on
                                   February 26, 1998, based on an initial
                                   Dow Jones EURO STOXX 50(SM) value of
                                   1,000 at December 31, 1991.  The Dow
                                   Jones EURO STOXX 50(SM) is published in
                                   The Wall Street Journal.

                                   The Dow Jones EURO STOXX 50(SM) is
                                   calculated by (i) multiplying the per
                                   share price of each stock included in
                                   the Dow Jones EURO STOXX 50(SM) by the
                                   number of outstanding shares (and, if
                                   the stock is not quoted in euro, then
                                   multiplied by the country currency and
                                   an exchange factor which reflects the
                                   exchange rate between the country
                                   currency and the euro) (ii) calculating the sum of all these products (such sum being hereinafter the "Dow Jones EURO STOXX 50(SM) Aggregate Market Capitalization") and (iii) dividing the Dow Jones EURO STOXX 50(SM) Aggregate Market Capitalization by a divisor which represents the Dow Jones EURO STOXX 50(SM) Aggregate Market Capitalization on the base date of the Dow Jones EURO STOXX 50(SM) and which can be adjusted to allow changes in the issued share capital of individual underlying stocks (including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits) to be made without distorting the Dow Jones EURO STOXX 50(SM). Because of such capitalization weighting, movements in share prices of companies with relatively greater market capitalization will have a greater effect on the level of the entire Dow Jones EURO STOXX 50(SM) than will movements in share prices of companies with relatively smaller market capitalization.

                                   A current list of the issuers of the Dow
                                   Jones EURO STOXX 50(SM), as of March 15,
                                   1999, is set forth below.

                                                                                             Current
                                                                                            Weight in
                                                                                            Dow Jones
                                                                                               EURO
                                    Issuer of Component Stock            Country           STOXX 50(SM)    Industry Sector
                                    -------------------------            -------           ------------    ---------------
                                   ABN-AMRO Hldg NV                   The Netherlands        1.59%        Bank
                                   Aegon NV                           The Netherlands        3.34%        Insurance
                                   Air Liquide SA                     France                 0.68%        Chemical
                                   Akzo Nobel                         The Netherlands        0.58%        Chemical
                                   Alcatel Alsthom SA                 France                 1.45%        Technology
                                   Allianz AG                         Germany                4.55%        Insurance
                                   Allied Irish Banks Plc             Ireland                0.79%        Bank
                                   Assicurazioni Generali             Italy                  2.30%        Insurance
                                   S.p.A.
                                   AXA-UAP                            France                 2.58%        Insurance
                                   Banco Bilbao Vizcaya SA            Spain                  1.73%        Bank
                                   Bayer AG                           Germany                1.55%        Chemical
                                   Carrefour Supermarche              France                 1.57%        Retail
                                   Daimler Chrysler AG                Germany                5.87%        Auto
                                   Deutsche Bank AG                   Germany                1.69%        Bank
                                   Deutsche Telecom AG                Germany                6.51%        Telecom
                                   Electrabel SA                      Belgium                1.17%        Utility
                                   ELF Aquitaine                      France                 1.92%        Energy
                                   Elsevier NV                        The Netherlands        0.52%        Media
                                   Endesa SA                          Spain                  1.41%        Utility
                                   ENI S.p.A.                         Italy                  2.84%        Energy
                                   Fiat S.p.A.                        Italy                  0.66%        Auto
                                   Fortis (B)                         Belgium                1.51%        Financial
                                                                                                          Services
                                   France Telecom                     France                 4.94%        Telecom
                                   ING Groep NV                       The Netherlands        2.94%        Financial
                                                                                                          Services
                                   Koninklijke Ahold NV               The Netherlands        1.35%        Consumer non-
                                                                                                          cyclical
                                   Koninklijke KPN NV                 The Netherlands        1.20%        Telecom
                                   L'Oreal                            France                 2.39%        Consume non-
                                                                                                          cyclical
                                   Lufthansa -B-                      Germany                0.46%        Consumer
                                                                                                          Cyclical
                                   LVMH Moet-Hennesey                 France                 1.21%        Conglomerates
                                   Mannesmann AG                      Germany                2.84%        Industrial
                                   Metro AG                           Germany                1.25%        Retail
                                   Nokia Oj A                         Finland                3.74%        Technology
                                   Paribas                            France                 0.98%        Financial
                                                                                                          Services
                                   Petrofina SA                       Belgium                0.66%        Energy
                                   Philips Electronics NV             The Netherlands        1.43%        Technology
                                   Portugal Telecom SA -R-            Portugal               0.45%        Telecom
                                   Repsol SA                          Spain                  0.90%        Energy
                                   Rhone-Poulenc                      France                 0.93%        Pharmaceutical
                                   Royal Dutch Petroleum              The Netherlands        6.00%        Energy
                                   RWE AG                             Germany                1.27%        Utility
                                   Saint Gobain                       France                 0.80%        Construction
                                   Schneider SA                       France                 0.47%        Industrial
                                   Siemens AG                         Germany                2.11%        Technology
                                   Societe Generale -A-               France                 1.02%        Bank
                                   Telecom Italia S.p.A.              Italy                  3.06%        Telecom
                                   Telefonica de Espana               Spain                  2.68%        Telecom
                                   UniCredito Italiano                Italy                  1.50%        Bank
                                   Unilever NV                        The Netherlands        2.61%        Food &
                                                                                                          Beverage
                                   Veba AG                            Germany                1.66%        Conglomerate
                                   Vivendi                            France                 2.34%        Utility

                                   (Source:  http://www.stoxx.com)

                                   The composition of the Dow Jones EURO
                                   STOXX 50(SM) is reviewed annually, and
                                   changes are implemented on the third
                                   Friday in September, using market data
                                   from the end of July as the basis for
                                   the review process.  Changes in the
                                   composition of the Dow Jones EURO STOXX
                                   50(SM) are made to ensure that the index includes those companies which, within the eligible countries and within each industry sector, have the greatest market capitalization. Changes in the composition of the Dow Jones EURO STOXX 50(SM) are made entirely by STOXX Ltd. without consultation with the corporations represented in the Dow Jones EURO STOXX 50(SM) or us. The Dow Jones EURO STOXX 50(SM) is also reviewed on an ongoing basis, and change in the composition of the index may be necessary if there have been extraordinary events for one of the index companies (e.g. delisting, bankruptcy, merger, takeover etc.) In these cases, the event is taken into account as soon as it is effective. The component stocks of the Dow Jones EURO STOXX 50(SM) may be changed at any time for any reason. Neither STOXX Ltd. nor any of its founders is affiliated with us and has participated in any way in the creation of the Notes.

                                   The table below summarizes the adjustments to any component stock made for corporate actions and the effect of such adjustment on the base value, where "p" is the price of such component stock and "q" is the number of shares of such stock.

                                                                                                         Impact on
           Events                                             Adjustment Factor                          base value
           ------                                             -----------------                          ----------
                                                        p before dividend - dividend
Cash dividend (applied for                 adj. for p = ----------------------------                     Decrease
total returns index only)                                    p before dividend


                                                        p before dividend - dividend
Special cash dividend (from                adj. for p = ----------------------------                     Decrease
non-operating income)                                        p before dividend


                                                                    1
Stock Dividend & Split (the                adj. for p = -------------------------                        None
same security)                                          1 + no. of new shares (%)

                                           adj. for q = 1 + no. of new shares (%)


                                                                  1
Reverse Split                              adj. for p = -------------------------                        None
                                                        1 - no. of new shares (%)

                                           adj. for q = 1 - no. of new shares (%)


                                                        p before distribution- cash equivalent
Stock Dividend of a                        adj. for p = --------------------------------------           Decrease
different company security                                      p before distribution

                                           cash equivalent = other sec.p x no. of
                                           distributed stocks (%)


                                                              adj.p
Rights Offering                            adj. for p = -----------------                                Increase
                                                        last cum rights p

                                                    last cum rights p+subscription p x rights(%)
                                           adj. p = --------------------------------------------
                                                                  1 + rights (%)

                                           adj. for q = 1 + rights (%)

                                           If the new shares have a dividend
                                           disadvantage, then the subscription price will
                                           be adjusted.


                                                             adj.p
Combination:  stock                        adj. for p = -----------------                                Increase
distribution (stock dividend                            last cum rights p
or split) and rights offering
-- one action applicable to                         last cum rights p + subscription p x (1 + stock
other (if rights applicable                                  subscription (%)) x rights (%)
after stock distribution)                  adj. p = -----------------------------------------------
                                                      (1 + stock distribution (%))(1 + rights (%))

                                           adj. for q = (1 + stock distribution (%))(1 + rights (%))


                                                              adj.p
Combination: stock                         adj. for p = ------------------                               Increase
distribution (stock dividend                            last cum rights p
or split) and rights offering
-- one action applicable to                         last cum rights p - (subscription p x rights(%))
other (if stock distribution               adj. p = ------------------------------------------------
applicable after rights)                            (1 + rights (%)) x (1 + stock distribution (%))

                                           adj. for q = (1 + stock distribution (%))(1 + rights (%))


                                                              adj.p
Combination: stock                         adj. for p = -----------------                                Increase
distribution (stock dividend                            last cum rights p
or split) and rights issues --
neither action is applicable                        last cum rights p + subscription p x rights(%)
to the other                               adj. p = ----------------------------------------------
                                                      (1 + rights (%)) + stock distribution (%))

                                           adj. for q = (1 + stock distribution (%) + rights (%))


Spin-off                                                p before spinoff - cash equivalent
                                           adj. for p = ----------------------------------               Decrease
                                                               p before spinoff

                                           cash equivalent = spunoff stock p x no. of
                                           spunoff stocks (in %)


Repurchase shares-self                                  p after tender
tender                                     adj. for p = ---------------                                  Decrease
                                                        p before tender

                                                    (p before tender)x(no. of q before tender) -
                                           p after         (tender p x no. of tendered q)
                                           tender = --------------------------------------------
                                                    (no. of q before tender) x no. of tendered q

                                                    no. of q after tender
                                           adj. q = ----------------------
                                                    no. of q before tender


                                   The following table sets forth the high
                                   and low daily closing values, as well as end-of-quarter closing values, of the Dow Jones EURO STOXX 50(SM) (price return) for each quarter in the period from January 1, 1994 through March 15, 1999. (Although publication of the Dow Jones EURO STOXX 50(SM) began on February 26, 1998, historical levels of the index have been calculated by STOXX from a base date of December 31, 1991.) The historical values of the Dow Jones EURO STOXX 50(SM) should not be taken as an indication of future performance, and no assurance can be given as to the level of the Dow Jones EURO STOXX 50(SM) as of any Determination Date.

                                                                     Daily Closing Values
                                                            -----------------------------------
                                                              High         Low       Period End
                                                            -------      -------     ----------
                                   1994
                                      First Quarter.....    1459.27      1347.84      1365.74
                                      Second Quarter....    1441.33      1272.00      1284.60
                                      Third Quarter.....    1401.79      1286.05      1302.53
                                      Fourth Quarter....    1344.61      1268.62      1320.59
                                   1995
                                      First Quarter.....    1348.10      1274.57      1300.13
                                      Second Quarter....    1400.60      1298.18      1362.52
                                      Third Quarter.....    1469.19      1371.32      1419.60
                                      Fourth Quarter....    1509.91      1367.15      1506.82
                                   1996
                                      First Quarter.....    1612.24      1507.65      1612.24
                                      Second Quarter....    1691.04      1619.33      1665.90
                                      Third Quarter.....    1694.51      1563.32      1694.51
                                      Fourth Quarter....    1859.10      1693.99      1850.32
                                   1997
                                      First Quarter.....    2169.71      1824.52      2137.28
                                      Second Quarter....    2438.38      2026.91      2398.41
                                      Third Quarter.....    2699.78      2407.58      2581.36
                                      Fourth Quarter....    2641.68      2241.21      2531.99
                                   1998
                                      First Quarter.....    3179.72      2466.81      3153.32
                                      Second Quarter....    3443.76      3061.04      3406.82
                                      Third Quarter.....    3670.82      2670.97      2670.97
                                      Fourth Quarter....    3354.71      2419.23      3342.32
                                   1999
                                      First Quarter.....
                                      (through
                                      March 15, 1999)...    3685.36      3325.56      3582.78

                                   Source: Bloomberg

                                   Nikkei 225

                                   Nikkei 225 is a stock index calculated,
                                   published and disseminated by NIKKEI
                                   that measures the composite price
                                   performance of selected Japanese stocks.
                                   Nikkei 225 currently is based on 225
                                   highly capitalized underlying stocks
                                   (the "Underlying Stocks") trading on the TSE representing a broad cross-section of Japanese industries. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE.

                                   Nikkei 225 is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The Divisor, initially set in 1949 at 225, was 10.052 as of March 1, 1999 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing Yen50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of Yen50. The stock prices used in the calculation of Nikkei 225 are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of Nikkei 225 is calculated once per minute during TSE trading hours.

                                   In order to maintain continuity in
                                   Nikkei 225 in the event of certain
                                   changes due to non-market factors
                                   affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating Nikkei 225 is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of Nikkei
                                   225.  Thereafter, the Divisor remains at
                                   the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of Nikkei 225 immediately after such change) will equal the level of Nikkei 225 immediately prior to the change.

                                   An Underlying Stock may be deleted or
                                   added by NIKKEI.  Any stock becoming
                                   ineligible for listing in the First
                                   Section of the TSE due to any of the
                                   following reasons will be deleted from
                                   the Underlying Stocks:  (i) bankruptcy
                                   of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason (v) transfer of such stock to the "Kanri-Post" (Posts for stocks under supervision) or (vi) transfer of such stock to the Second Section. In addition, Underlying Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past ten years, may be deleted by NIKKEI subject to a maximum of six such deletions by reason of low liquidity per year. Upon deletion of a stock from the Underlying Stocks, NIKKEI will select a suitable replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NIKKEI to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and not representative of a market will be deleted by NIKKEI.

                                   A list of the issuers of the Underlying
                                   Stocks constituting Nikkei 225 is
                                   available from the Nikkei Economic
                                   Electronic Databank System and from the
                                   Stock Market Indices Data Book published by NIKKEI. NIKKEI may delete, add or substitute any stock underlying Nikkei 225.

                                   NIKKEI first calculated and published
                                   Nikkei 225 in 1970. The following table sets forth the high, the low and the closing values of Nikkei 225 for each quarter in the period from January 1, 1994 through March 15, 1999, as published by NIKKEI. The historical performance of Nikkei 225 should not be taken as an indication of future performance, and no assurance can be given that such performance, taken together with the performance of the Basket Stocks, will cause the holders of the Notes to receive any Supplemental Redemption Amount under the formula for determining such Supplemental Redemption Amount.

                                                                 Nikkei 225 Closing Values
                                                            -----------------------------------
                                                               High         Low         Close
                                                            ---------    ---------    ---------
                                   1994
                                      First Quarter.....    20,677.77    17,369.74    19,111.92
                                      Second Quarter....    21,552.81    19,122.22    20,643.93
                                      Third Quarter.....    20,862.77    19,468.89    19,563.81
                                      Fourth Quarter....    20,148.83    18,666.93    19,723.06
                                   1995
                                      First Quarter.....    19,684.04    15,749.77    16,139.95
                                      Second Quarter....    17,103.69    14,507.17    14,517.40
                                      Third Quarter.....    18,758.55    14,485.41    17,913.06
                                      Fourth Quarter....    20,011.76    17,337.19    19,868.15
                                   1996
                                      First Quarter.....    21,406.85    19,734.70    21,406.85
                                      Second Quarter....    22,666.80    21,171.82    22,530.75
                                      Third Quarter.....    22,455.50    20,107.15    21,556.40
                                      Fourth Quarter....    21,612.30    19,161.77    19,361.35
                                   1997
                                      First Quarter.....    19,446.00    17,303.77    18,003.40
                                      Second Quarter....    20,681.07    17,485.75    20,604.96
                                      Third Quarter.....    17,887.71    17,683.27    17,887.71
                                      Fourth Quarter....    17,842.16    14,775.22    15,258.74
                                   1998
                                      First Quarter.....    17,264.34    14,664.44    16,527.17
                                      Second Quarter....    16,536.66    14,715.38    15,830.27
                                      Third Quarter.....    16,731.92    13,406.39    13,406.39
                                      Fourth Quarter....    15,207.77    12,879.97    13,842.17
                                   1999
                                      First Quarter
                                      (through
                                      March 15, 1999)...    15,779.60    13,232.74    15,779.60

                                   Source: Bloomberg

Discontinuance of Underlying
Indices; Adjustments to
Underlying Indices............     If an Underlying Index is (i) not
                                   calculated and announced by the
                                   Underlying Index Publisher but is
                                   calculated and announced by a successor
                                   publisher (such successor publisher
                                   being referred to as the "Successor
                                   Index Publisher") acceptable to the
                                   Calculation Agent , or (ii) replaced by
                                   a successor index using, in the
                                   determination of the Calculation Agent,
                                   the same or a substantially similar
                                   formula for and method of calculation as
                                   used in the calculation of that Index
                                   (such successor index being referred to
                                   as the "Successor Index"), then that
                                   Underlying Index will be deemed to be
                                   the index so calculated and announced by
                                   that Successor Index Publisher or that
                                   Successor Index, as the case may be.

                                   Upon any selection by the Calculation
                                   Agent of a Successor Index, the
                                   Calculation Agent will cause written
                                   notice thereof to be furnished to the
                                   Trustee, to you, as the holders of the
                                   Notes and to us within three Trading
                                   Days of such selection.

                                   If (i) on or prior to the Initial Index
                                   Date or any Determination Date, a
                                   relevant Underlying Index Publisher
                                   makes a material change in the formula
                                   for or the method of calculating that
                                   Underlying Index or in any other way
                                   materially modifies that Underlying
                                   Index (other than a modification
                                   prescribed in that formula or method to
                                   maintain that Underlying Index in the
                                   event of changes in constituent stock
                                   and capitalization and other routine
                                   events) or (ii) on the Initial Index
                                   Date or any Determination Date, the
                                   Underlying Index Publisher fails to
                                   calculate and announce a relevant
                                   Underlying Index, then the Calculation
                                   Agent shall calculate the relevant Index
                                   Closing Value, as the case may be,
                                   using, in lieu of a published level for
                                   that Index, the level for that
                                   Underlying Index at the Initial Index
                                   Date or any Determination Date as
                                   determined by the Calculation Agent in
                                   accordance with the formula for and
                                   method of calculating that Underlying
                                   Index last in effect prior to that
                                   change or failure, but using only those
                                   securities that comprised that
                                   Underlying Index immediately prior to
                                   that change or failure (other than those securities that have since ceased to be listed on any Relevant Exchange).

                                   If the Calculation Agent calculates any
                                   Index Closing Values in accordance with
                                   the preceding paragraph, it will cause
                                   notice of each Index Closing Value to be provided to you, as holders of the Notes, on each succeeding Determination
                                   Date until and including January 30,
                                   2005 (unless a Successor Index is prior
                                   thereto determined to be available).

                                   Notwithstanding these alternative
                                   arrangements, discontinuance of the
                                   publication of an Underlying Index may
                                   adversely affect the value of the Notes.

Use of Proceeds and Hedging...     The net proceeds we receive from the sale
                                   of the Notes will be used for general
                                   corporate purposes and, in part, by the
                                   our or one or more of our affiliates in
                                   connection with hedging our obligations
                                   under the Notes, including hedging
                                   market risks associated with the
                                   Supplemental Redemption Amount.

                                   On or prior to the Original Issue Date, we, through our subsidiaries or others, will hedge our anticipated exposure in connection with the Notes by the purchase or sale of exchange traded and over-the-counter derivatives contracts on the Dow Jones
                                   EURO STOXX 50(SM) or Nikkei 225 or by
                                   taking positions in any other
                                   instruments that we may wish to use in
                                   connection with such hedging.  Although
                                   we have no reason to believe that our
                                   hedging activity will have a material
                                   impact on the price of such options,
                                   stocks, futures contracts, and options
                                   on futures contracts, we can give no
                                   assurance that we will not affect such
                                   prices as a result of our hedging
                                   activities.  Through our subsidiaries,
                                   we are likely to modify our hedge
                                   position throughout the life of the
                                   Notes, including on each Determination
                                   Date, by purchasing or selling such
                                   derivatives contracts and any other
                                   available securities and instruments.

Supplemental Information
Concerning Plan of
Distribution..................     In order to facilitate the offering of the
                                   Notes, the Agent may engage in
                                   transactions that stabilize, maintain or
                                   otherwise affect the price of the Notes
                                   or the stocks underlying either the Dow
                                   Jones EURO STOXX 50(SM) or Nikkei 225.
                                   Specifically, the Agent may overallot in
                                   connection with the offering, creating a
                                   short position in the Notes for its own
                                   account.  In addition, to cover
                                   allotments or to stabilize the price of
                                   the Notes, the Agent may bid for, and
                                   purchase, the Notes or the stocks
                                   underlying either the Dow Jones EURO
                                   STOXX 50(SM) or Nikkei 225 in the open
                                   market.  See "Use of Proceeds and
                                   Hedging" above.

License Agreement between STOXX
Ltd. and MS & Co.............      STOXX Ltd. and Morgan Stanley & Co.,
                                   Incorporated, or MS & Co., an affiliate
                                   of MSIL, have entered into a non-
                                   exclusive license agreement providing
                                   for the license to MS & Co., in exchange
                                   for a fee, of the right to use the Dow
                                   Jones EURO STOXX 50(SM), which is owned
                                   and published by STOXX, in connection
                                   with certain securities, including the
                                   Notes.

                                   The license agreement between STOXX and
                                   MS & Co. provides that the following
                                   language must be set forth in the
                                   Pricing Supplement:

                                   The Notes are not sponsored, endorsed,
                                   sold or promoted by STOXX or Dow Jones.
                                   Neither STOXX nor Dow Jones makes any
                                   representation or warranty, express or
                                   implied, to the owners of the Notes or
                                   any member of the public regarding the
                                   advisability of investing in securities
                                   generally or in the Notes particularly.
                                   The only relationship of STOXX to MS &
                                   Co. is as the licensor of the Dow Jones
                                   EURO STOXX 50(SM) and of certain
                                   trademarks, trade names and service
                                   marks of STOXX, and as the sublicensor
                                   of the Dow Jones STOXX(SM), the Dow
                                   Jones EURO STOXX(SM) and of certain
                                   trademarks, trade names and service
                                   marks of Dow Jones.  The aforementioned
                                   Indexes are determined, composed and
                                   calculated by STOXX or Dow Jones, as the case may be, without regard to us or the Notes. Neither STOXX nor Dow Jones is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash.
                                   Neither STOXX nor Dow Jones has any
                                   obligation or liability in connection
                                   with the administration, marketing or
                                   trading of the Notes.

                                   NEITHER STOXX NOR DOW JONES GUARANTEES
                                   THE ACCURACY AND/OR THE COMPLETENESS OF
                                   THE INDEXES OR ANY DATA INCLUDED THEREIN
                                   AND NEITHER SHALL HAVE ANY LIABILITY FOR
                                   ANY ERRORS, OMISSIONS, OR INTERRUPTIONS
                                   THEREIN.  NEITHER STOXX NOR DOW JONES
                                   MAKES ANY WARRANTY, EXPRESS OR IMPLIED,
                                   AS TO RESULTS TO BE OBTAINED BY MSDW, MS
                                   & CO., OWNERS OF THE NOTES, OR ANY OTHER
                                   PERSON OR ENTITY FROM THE USE OF THE
                                   INDEXES OR ANY DATA INCLUDED THEREIN.
                                   DOW JONES MAKES NO EXPRESS OR IMPLIED
                                   WARRANTIES, AND EXPRESSLY DISCLAIMS ALL
                                   WARRANTIES, OR MERCHANTABILITY OR
                                   FITNESS FOR A PARTICULAR PURPOSE OR USE
                                   WITH RESPECT TO THE INDEXES OR ANY DATA
                                   INCLUDED THEREIN.  WITHOUT LIMITING ANY
                                   OF THE FOREGOING, IN NO EVENT SHALL
                                   EITHER STOXX OR DOW JONES HAVE ANY
                                   LIABILITY FOR ANY LOST PROFITS OR
                                   INDIRECT, PUNITIVE, SPECIAL OR
                                   CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED
                                   OF THE POSSIBILITY THEREOF.  THERE ARE
                                   NO THIRD PARTY BENEFICIARIES OF ANY
                                   AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX
                                   AND MS & CO.

                                   The Dow Jones EURO STOXX 50(SM) is owned by STOXX Ltd. and is a service mark of Dow Jones & Company, Inc., and has been licensed for certain purposes by MS &
                                   Co. and its affiliates. [Copyright] 1998 by STOXX Ltd. All rights reserved.

                                   The Dow Jones STOXX and the Dow Jones
                                   EURO STOXX are service marks of Dow
                                   Jones & Company, Inc., and have been
                                   licensed for certain purposes by MS &
                                   Co. and its affiliates. [Copyright] 1998 by Dow Jones & Company, Inc. All rights reserved.

License Agreement between NIKKEI
and MSDW......................     The use of and reference to Nikkei 225 in
                                   connection with the Notes has been
                                   consented to by NIKKEI, the publisher of
                                   Nikkei 225.  NIKKEI has the copyright to
                                   the Nikkei Stock Average.  All rights to
                                   Nikkei 225 are owned by NIKKEI.  We, the
                                   Calculation Agent and the Trustee
                                   disclaim all responsibility for the
                                   calculation or other maintenance of or
                                   any adjustments to Nikkei 225.  NIKKEI
                                   has the right to change the contents of
                                   Nikkei 225 and to cease compilation and
                                   publication of Nikkei 225.  In addition,
                                   NIKKEI has no relationship to us or the
                                   Notes; it does not sponsor, endorse,
                                   authorize, sell or promote the Notes,
                                   and has no obligation or liability in
                                   connection with the administration,
                                   marketing or trading of the Notes or
                                   with the calculation of the Initial
                                   Value or the Average Index Value of
                                   Nikkei 225, as described above.

ERISA Matters for Pension Plans
and Insurance Companies.......     We and certain of our affiliates, including
                                   MS & Co. and Dean Witter Reynolds Inc.
                                   ("DWR"), may each be considered a "party
                                   in interest" within the meaning of the
                                   Employee Retirement Income Security Act
                                   of 1974, as amended ("ERISA"), or a
                                   "disqualified person" within the meaning
                                   of the Internal Revenue Code of 1986, as
                                   amended (the "Code") with respect to
                                   many employee benefit plans.  Prohibited
                                   transactions within the meaning of ERISA
                                   or the Code may arise, for example, if
                                   the Notes are acquired by or with the
                                   assets of a pension or other employee
                                   benefit plan with respect to which MS &
                                   Co., DWR or any of their affiliates is a
                                   service provider, unless the Notes are
                                   acquired pursuant to an exemption from
                                   the prohibited transaction rules.

                                   The acquisition of the Notes may be
                                   eligible for one of the exemptions noted below if such acquisition:

                                   (a) (i) is made solely with the assets
                                   of a bank collective investment fund and
                                   (ii) satisfies the requirements and
                                   conditions of Prohibited Transaction
                                   Class Exemption ("PTCE") 91-38 issued by the Department of Labor ("DOL");

                                   (b) (i) is made solely with assets of
                                   an insurance company pooled separate
                                   account and (ii) satisfies the
                                   requirements and conditions of PTCE 90-1 issued by the DOL;

                                   (c) (i) is made solely with assets
                                   managed by a qualified professional
                                   asset manager and (ii) satisfies the
                                   requirements and conditions of PTCE 84-
                                   14 issued by the DOL;

                                   (d) is made solely with assets of a
                                   governmental plan (as defined in Section
                                   3(32) of ERISA) which is not subject to the provisions of Section 401 of the Code;

                                   (e) (i) is made solely with assets of
                                   an insurance company general account and
                                   (ii) satisfies the requirements and
                                   conditions of PTCE 95-60 issued by the
                                   DOL; or

                                   (f) (i) is made solely with assets
                                   managed by an in-house asset manager and
                                   (ii) satisfies the requirements and
                                   conditions of PTCE 96-23 issued by the
                                   DOL.

                                   Under ERISA, the assets of a pension or
                                   other employee benefit plan may include
                                   assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested.

United States Federal
Taxation......................     The investor should refer to the discussion
                                   under "United States Federal Taxation --
                                   Income Taxes -- Notes" in the
                                   accompanying Prospectus Supplement.


